UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

DoubleVerify Holdings, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”) on October 29, 2026, to vote on the three proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 29, 2026, and mailed to the Company’s stockholders on or about September 29, 2026 (the “Proxy Statement”). As disclosed in the Proxy Statement, as of the close of business on September 28, 2026, the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”), there were 156,182,436 shares of the Company’s common stock, par value $0.001 per share (“Shares”), outstanding and entitled to vote at the Special Meeting. A total of 126,025,631 Shares (representing approximately 80.69% of the Shares outstanding on the Record Date and entitled to vote at the Special Meeting) were present virtually or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

Proposal 1 - Adoption of the Merger Agreement: The Company’s stockholders adopted the Agreement and Plan of Merger, dated as of August 6, 2026 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Neptune BidCo US Inc., a Delaware corporation (“Parent”) and Wallace Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving the merger and continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The voting results are set forth in the table immediately below:

For	Against	Abstain
118,218,914	7,592,263	214,454

Proposal 2 - Non-binding Advisory Vote on Compensation of Named Executive Officers: The Company’s stockholders approved, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers identified in the Proxy Statement that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The voting results are set forth in the table immediately below:

For	Against	Abstain
117,478,148	8,327,271	220,212

Proposal 3 - Adjournment of the Special Meeting, if necessary or appropriate: The stockholders of the Company approved a proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, including to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s stockholders a reasonable amount of time in advance of the Special Meeting or to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to approve such proposal at the time of the Special Meeting. Although this proposal was approved by the Company’s stockholders, because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, this proposal to approve the adjournment of the Special Meeting is moot. The voting results are set forth in the table immediately below:

For	Against	Abstain
119,885,131	5,744,253	396,247

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

Date: October 29, 2026	By:	/s/ Andrew E. Grimmig
Andrew E. Grimmig
Chief Legal Officer and Secretary